As filed with the Securities and Exchange Commission on July 13, 2021

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alzamend Neuro, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-1822909 (I.R.S. Employer Identification No.)

3802 Spectrum Boulevard, Suite 112C
Tampa, Florida 33612

(Address of Principal Executive Offices) (Zip Code)

2016 Amended and Restated Stock Incentive Plan

2021 Stock Incentive Plan

Option Award Agreements

(Full title of the plans)

Stephan Jackman, Chief Executive Officer

Alzamend Neuro, Inc.

3802 Spectrum Boulevard, Suite 112C

Tampa, Florida 33612

(Name and address of agent for service)

(844) 722-6333

(Telephone number, including area code, of agent for service)

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

Spencer G. Feldman, Esq. Kenneth A. Schlesinger, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 Tel.: (212) 451-2300	Henry C.W. Nisser, Esq. Executive Vice President & General Counsel Alzamend Neuro, Inc. 100 Park Avenue, Suite 1658 New York, NY 10017 Tel.: (646) 650-5044

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	19,550,000 (2)	$0.78 (3)	$15,249,000	$1,663.67
Common Stock, $0.0001 par value	500,000 (5)	$6.18 (6)	$3,090,000	$337.12
Common Stock, $0.0001 par value	5,900,000 (7)	$1.70 (3)	$10,030,000	$1,094.27
Common Stock, $0.0001 par value	450,000 (8)	$6.18 (6)	$2,781,000	$303.41
Common Stock, $0.0001 par value	9,500,000 (9)	$6.18 (6)	$58,710,000	$6,405.26
TOTAL	35,900,000		$89,860,000	$9,803.73

(1)	This Registration Statement also registers an indeterminable number of additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended, or the Securities Act.

(2)	Represents shares of common stock issuable pursuant to stock option awards outstanding under the 2016 Amended and Restated Stock Incentive Plan (the “2016 Plan”).

(3)	Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon a weighted average of the exercise prices of outstanding options previously granted.

(4)	Represents shares of common stock issuable pursuant to stock option awards outstanding under the 2021 Stock Incentive Plan (the “2021 Plan”).

(5)	Represents shares of restricted stock issued upon settlement of restricted stock units issued under the 2021 Plan.

(6)	Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on The Nasdaq Capital Market on July 8, 2021.

(7)	Represents shares of common stock issuable pursuant to stock option agreements outside of the 2016 Plan and 2021 Plan.

(8)	Represents shares of common stock reserved for future issuance pursuant to the 2016 Plan.

(9)	Represents shares of common stock reserved for future issuance pursuant to the 2021 Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Alzamend Neuro, Inc., a Delaware corporation (the “Company”), relating to (i) 19,550,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable upon the exercise of stock options granted under the Alzamend Neuro, Inc. 2016 Amended and Restated Stock Incentive Plan (the “2016 Plan”); (ii) 500,000 restricted shares of Common Stock issued under the Alzamend Neuro, Inc. 2021 Stock Incentive Plan (the “2021 Plan”); (iii) 450,000 shares of Common Stock available for issuance under the 2016 Plan; (iv) 9,500,000 shares of Common Stock available for issuance under the 2021 Plan; and (v) 5,900,000 shares of Common Stock issuable upon the exercise of stock options granted to certain employees pursuant to option agreements outside of the 2016 Plan and 2021 Plan (the “Option Agreements”, and together with the 2016 Plan and the 2021 Plan, the “Plans”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock grants, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form S-3, the number of shares of Common Stock to be offered by means of this reoffer prospectus, by each of the selling securityholders, and any other person with whom he or she is acting in concert for the purpose of selling our shares of Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide each recipient of a grant under the Plans (the “Recipients”) with documents that contain information related to the Plans, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Henry C.W. Nisser, Esq.
Executive Vice President & General Counsel

Alzamend Neuro, Inc.

100 Park Avenue, Suite 1658
New York, NY 10017

REOFFER PROSPECTUS

25,950,000 Shares

Common Stock

Issuable under certain awards

granted under the Plans

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 25,950,000 shares (the “Shares”) of our common stock, $0.0001 par value per share (the “Common Stock”) by certain securityholders identified herein in the section entitled “Selling Securityholders”. Such shares may be acquired in connection with awards granted under the Alzamend Neuro, Inc. (the “Company”) 2016 Amended and Restated Stock Incentive Plan (the “2016 Plan”), the Company’s 2021 Stock Incentive Plan (the “2021 Plan”) and stock options granted to certain employees pursuant to option agreements outside of the Plans (“Option Agreements” and collectively with the 2016 Plan and the 2021 Plan, the “Plans”). You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on The Nasdaq Capital Market, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 9 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus. These are speculative securities.

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “ALZN” and the last reported sale price of our Common Stock on July 12, 2021 was $6.11 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 13, 2021

ALZAMEND NEURO, INC.

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of Alzamend Neuro, Inc., a Delaware corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus, including the documents that we incorporate by reference.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements as a result of various factors, including, without limitation, changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our ability to effectively execute our business strategy;

•	our ability to manage our expansion, growth and operating expenses;

•	our ability to evaluate and measure our business, prospects and performance metrics;

•	our ability to compete and succeed in a highly competitive and evolving industry;

•	our ability to respond and adapt to changes in technology and customer behavior;

•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

•	our significant losses since inception and anticipation that we will continue to incur significant losses for the foreseeable future;

•	our need for substantial additional funding to finance our operations and complete development to seek U.S. Food and Drug Administration (“FDA”) approval for AL001 and AL002 before commercialization;

•	our reliance on licenses from a third party regarding our rights and development of AL001 and AL002;

•	our development of AL001 and AL002 never leading to a marketable product;

•	our product candidates not qualifying for expedited development, or if they do, not actually leading to a faster development or regulatory review or approval process; and

•	our approach to targeting beta-amyloid plaque via AL002 being based on a novel therapeutic approach.

We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

Information regarding market and industry statistics contained in this prospectus, including the documents that we incorporate by reference, is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

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PROSPECTUS SUMMARY

The Commission allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

We are a preclinical stage biopharmaceutical company focused on developing novel products for the treatment of neurodegenerative diseases and psychiatric disorders. With our two current and future product candidates, we aim to bring treatments or cures to market at a reasonable cost as quickly as possible. Far too many individuals — patients and caregivers — suffer from the burden created by these devastating, and often fatal, diseases. Our primary target, Alzheimer’s Disease, was among the most-feared diseases (second only to cancer) among Americans, according to a 2011 survey by the Harvard School of Public Health. Alzheimer’s is also the sixth leading cause of death in the United States according to a 2021 report from the Alzheimer’s Association, a nonprofit that funds research. Existing Alzheimer’s treatments only temporarily relieve symptoms but do not slow or halt the underlying worsening of the disease, which currently affects roughly 6.2 million Americans and that number is expected to grow to 13 million individuals by 2050. Alzheimer’s also impacts more than 11 million Americans who provide an estimated 15.3 billion hours of unpaid care per year, valued at $257 billion, according to data provided by the Alzheimer’s Association. In 2021, the estimated healthcare costs for treating individuals with Alzheimer’s in the United States will be $355 billion, including $239 billion in Medicare and Medicaid payments. These costs could rise to as high as $1.1 trillion per year by 2050 if no permanent treatment or cure for Alzheimer’s is found, the Alzheimer’s Association reported.

Corporate Information

We were incorporated on February 26, 2016 as Alzamend Neuro, Inc. under the laws of the State of Delaware. Our executive offices are located at 3802 Spectrum Blvd., Suite 112C, Tampa, Florida 33612 and our telephone number is (844) 722-6333. We maintain a corporate website at www.alzamend.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

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The Offering

Outstanding Common Stock:	85,304,525 shares of our Common Stock are outstanding as of July 12, 2021.

Common Stock Offered:	Up to 25,950,000 shares of Common Stock for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the Plans.

Selling Securityholders:	The selling securityholders are set forth in the section entitled “Selling Securityholders” of this reoffer prospectus on page 6. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling securityholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq Capital Market trading symbol:	ALZN

2

RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-255955), filed with the Securities and Exchange Commission on June 11, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

Risks Relating to Ownership of Our Common Stock

Our stock price may be volatile, and the value of our Common Stock may decline.

The market price of our Common Stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, including:

•	announcements of the failure to obtain regulatory approvals or receipt of a “complete response letter” from the FDA;

•	announcements of restricted label indications or patient populations, or changes or delays in regulatory review processes;

•	announcements of therapeutic innovations or new products by us or our competitors;

•	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

•	changes or developments in laws or regulations applicable to our product candidates;

•	the failure of our testing and clinical trials;

•	the impact of the ongoing COVID-19 pandemic on our business;

•	product liability claims, other litigation or public concern about the safety of our product candidates or future products;

•	any adverse changes to our relationship with licensors, manufacturers or suppliers;

•	the loss of any of our key scientific or management personnel;

•	any major changes in our Board of Directors or management;

•	the failure to obtain new commercial partners;

•	announcements concerning our competitors or the pharmaceutical industry in general;

•	the failure to achieve expected product sales and profitability;

•	the failure to obtain reimbursements for our product candidates as part of any healthcare insurance plan, or reductions in such reimbursements;

•	actual or anticipated fluctuations in our cash position or operating results;

•	manufacturing, supply or distribution shortages related to our current or future product candidates for our development programs and commercialization;

•	changes in financial estimates or recommendations by securities analysts;

3

•	the termination of any of our existing license agreements;

•	announcements relating to future licensing or development agreements;

•	potential acquisitions;

•	the trading volume of shares on The Nasdaq Capital Market;

•	sales of our shares by us, our executive officers or directors or our shareholders;

•	fluctuations in the U.S. equity markets;

•	changes in accounting principles;

•	market conditions in the healthcare sector; and

•	general economic conditions in the United States and elsewhere.

In recent years, each of the stock market in general, and the market for pharmaceutical and biotechnology companies in particular, has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to changes in the operating performance of the companies whose stock is experiencing those price and volume fluctuations. Broad market and industry factors may seriously affect the market price of our Common Stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Common Stock shortly following this offering. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our stock price, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

A significant portion of our total outstanding shares is restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our Common Stock to decline significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, upon the expiration of any or all of the lock-up agreements entered into between the representative and each of our directors, executive officers and substantially all holders of more than 5% of our outstanding Common Stock, as well as certain other parties (the “lock-up agreements”), the early release from these agreements or the perception in the market that the holders of a large number of shares of our Common Stock intend to sell shares, could cause the market price of our Common Stock to fall and could impair our ability to raise capital by selling additional securities. As of July 12, 2021, we have 85,304,525 shares of Common Stock outstanding. Of these shares, 2,875,000 shares that were sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by holders subject to lock-up agreements or by any of our affiliates within the meaning of Rule 144 under the Securities Act, which generally includes executive officers, directors and 10% stockholders. Of the 85,304,525 shares of our Common Stock outstanding, a significant amount of them are locked-up as a result of the lock-up agreements that existing stockholders have signed restricting their ability to transfer our stock for 180 days after June 14, 2021. Certain of these holders will be subject to a lock-up agreement that will allow them to sell, beginning 90 days after June 14, 2021 (the “Leak-Out Period Commencement Date”), up to 33.3% of their shares and any other Locked-Up Securities (as defined herein) in any rolling 30-day period, with a daily cap of 10% of the traded volume on Nasdaq. Holders subject to this version of the lock-up agreement will be released from such lock-up upon the earlier of (i) the 90th day after the Leak-Out Period Commencement Date and (ii) the meeting of certain stock price and trading volume thresholds, which release would be no earlier than the 10th trading day after the Leak-Out Period Commencement Date. Substantially all of the remaining shares, held by persons who are not deemed to be affiliates (at the time of or at any time during the three months preceding a sale), were either sold by us in a Regulation A offering and are freely transferable or are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and have been beneficially owned for at least one year. All of these remaining shares are currently eligible for sale. In addition, the potential future exercise of warrants and stock options to purchase our Common Stock and conversion of convertible debt instruments into our Common Stock could result in our issuing a significant number of additional shares of Common Stock. Pursuant to this prospectus, we are registering all shares of Common Stock that we may issue under our stock incentive plans, which can be freely sold in the public market upon issuance and once vested, subject to volume limitations applicable to affiliates and the lock-up agreements described above. If any of these additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our Common Stock could decline significantly, even if our business is doing well.

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We may fail to meet our publicly announced guidance or other expectations about our business, which would cause our stock price to decline.

We expect to provide guidance regarding our expected financial and business performance, such as projections regarding sales and product development, as well as anticipated future revenues, gross margins, profitability and cash flows. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process and our guidance may not be accurate. Our guidance is based on certain assumptions such as those relating to anticipated FDA approval for our product candidates, the results of our clinical trials, the marketing of any of our product candidates, among many other factors. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our Common Stock could decline significantly.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Common Stock to decline.

Because we do not intend to pay dividends on our Common Stock, you must rely on stock appreciation for any return on your investment.

We presently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. As a result, you must rely on stock appreciation and a liquid trading market for any return on your investment. If an active and liquid trading market does not develop, you may be unable to sell your shares of Common Stock at a price above which you paid for your shares.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our Common Stock could decline.

The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our Common Stock could decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our Common Stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our Common Stock, which in turn could cause our stock price to decline.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

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SELLING SECURITYHOLDERS

We are registering for resale the shares covered by this prospectus to permit the Selling Securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Securityholders acquired, or may acquire, these shares from us pursuant to the Plans. The shares may not be sold or otherwise transferred by the Selling Securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plans.

The following table sets forth:

•	the name of each Selling Securityholder;

•	the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each Selling Securityholder;

•	the number and percentage of shares of our Common Stock that each Selling Securityholder beneficially owned as of July 12, 2021 prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Securityholder under this prospectus; and

•	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Securityholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Securityholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Securityholders.  Because the Selling Securityholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Number	Percent (%)	Offered	Number	Percent (%)
Milton C. Ault, III (3)	39,156,055	41.59%	2,500,000	36,656,055	38.93%
Stephan Jackman (4)	2,062,500	2.36%	7,000,000	0	*
William B. Horne (5)	2,645,833	3.01%	3,000,000	0	*
Henry C.W. Nisser (6)	729,167	*	1,250,000	0	*
Lien T. Escalona (7)	12,500	*	300,000	0	*
Kenneth S. Cragun (8)	1,000,000	1.16%	2,500,000	0	*
David Katzoff (9)	784,292	*	2,500,000	27,000	*
Mark Gustafson (10)	0	*	400,000	0	*
Lynne Fahey McGrath (11)	0	*	400,000	0	*
Jeffrey Oram (12)	0	*	400,000	0	*
Andrew H. Woo (13)	0	*	400,000	0	*
Phil Mansour (14)	2,500,000	2.85%	2,500,000	0	*
Garry Gottlieb (15)	1,375,133	1.60%	1,000,000	729,300	*
Chuanhai Cao (16)	2,079,148	2.42%	500,000	1,620,815	1.89%
Named Selling Stockholders (17)	390,064	*	1,300,000	26,001	*

*less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on 85,304,525 shares of Common Stock outstanding as of July 12, 2021.

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(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Securityholder will own upon completion of this offering.

(3)	Mr. Ault is our Founder and Chairman Emeritus. He served as our Executive Chairman from November 2018 until our initial public offering in June 2021. The shares of Common Stock beneficially owned prior to this offering include 2,500,000 shares of Common Stock issuable upon exercise of options which are currently exercisable, 15,000,000 shares of Common Stock owned by owned by Ault Life Sciences, Inc. (“Ault Life Sciences”), 10,000,000 shares of Common Stock and 5,000,000 shares of Common Stock underlying warrants owned by Ault Life Sciences Fund, LLC (“Ault Fund”), and 5,306,055 shares of Common Stock and 1,350,000 shares of Common Stock underlying warrants owned by Digital Power Lending, LLC (“DP Lending”). Mr. Ault has sole voting and investment power with respect to the securities held of record by Ault Life Sciences and Ault Fund. DP Lending is a wholly-owned subsidiary of Ault Global Holdings, Inc. (“AGH”). Mr. Ault, the Executive Chairman of AGH, is deemed to have voting and investment power with respect to the securities held of record by DP Lending. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested stock options.

(4)	Mr. Jackman is our Chief Executive Officer and a member of the Board. The shares of Common Stock beneficially owned prior to this offering represent shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(5)	Mr. Horne is our Chairman of the Board. The shares of Common Stock beneficially owned prior to this offering represent shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(6)	Mr. Nisser is our Executive Vice President, General Counsel and a member of the Board. The shares of Common Stock beneficially owned prior to this offering represent shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(7)	Ms. Escalona is our Chief Financial Officer. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of unvested stock options.

(8)	Mr. Cragun is our Senior Vice President of Finance. The shares of Common Stock beneficially owned prior to this offering represent shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(9)	Mr. Katzoff is our Chief Operating Officer. The shares of Common Stock beneficially owned prior to this offering include 757,292 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 9,000 shares of Common Stock underlying warrants. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(10)	Mr. Gustafson is a member of the Board. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of unvested stock options and shares of Common Stock issuable upon settlement of unvested restricted stock grants.

(11)	Dr. McGrath is a member of the Board. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of unvested stock options and shares of Common Stock issuable upon settlement of unvested restricted stock grants.

(12)	Mr. Oram is a member of the Board. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of unvested stock options and shares of Common Stock issuable upon settlement of unvested restricted stock grants.

(13)	Dr. Woo is a member of the Board. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of unvested stock options and shares of Common Stock issuable upon settlement of unvested restricted stock grants.

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(14)	Mr. Mansour was a member of the Board until our initial public offering in June 2021. The shares of Common Stock beneficially owned prior to this offering represent shares of Common Stock issuable upon exercise of options which are currently exercisable. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested stock options.

(15)	Gary Gottlieb is a former employee of Alzamend. The shares of Common Stock beneficially owned prior to this offering include 645,833 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 187,500 shares owned by Buckeye Quad Trust. Mr. Gottlieb, as the Trustee of Buckeye Quad Trust, has investment and voting control over the shares held by this entity. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(16)	Chuanhai Cao is a consultant to Alzamend. The shares of Common Stock beneficially owned prior to this offering include 458,333 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(17)	Includes the following 16 named non-affiliate persons, each of whom beneficially owns at least 1,000 Shares: Sonsorey Corbin; Eve del Rio; Therese Doherty; Laura Kim; Eric McDade; Donald Reitberg; Michael Rooney; Kenny Seaver; Arthur Spalding; Georgia Thompson; James M. Turner; Kirk Van Ness; Janan Van Osdell; Brianna Wharton; Thomas Wisniewski; and Gary Wolfe. Each of these persons beneficially owns less than 1% of our Common Stock.

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

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The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The financial statements of Alzamend Neuro, Inc. as of April 30, 2020 and 2019 and for each of the two years in the period ended April 30, 2020 incorporated by reference in this Prospectus and Registration Statement from the Company’s Registration Statement on form S-1 (No. 333-255955), as amended, have been audited by Squar Milner LLP (which effective as of November 1, 2020, merged with Baker Tilly US, LLP), an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus (unless otherwise noted, the SEC file number for each of the documents listed below is 001-40483):

•	Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 11, 2021 (File No. 333-255955), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed

•	The Registrant’s Prospectus filed on June 15, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-255955).

•	Current Report on Form 8-K filed on June 22, 2021; and

•	The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on June 11, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.alzamend.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Alzamend Neuro, Inc., Attention: Investor Relations, 3802 Spectrum Boulevard, Suite 112C, Tampa, Florida 33612, (844) 722-6333.

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ALZAMEND NEURO, INC.

25,950,000 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

July 13, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus (unless otherwise noted, the SEC file number for each of the documents listed below is 001-40483):

•	Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 11, 2021 (File No. 333-255955), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed

•	The Registrant’s Prospectus filed on June 15, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-255955).

•	Current Report on Form 8-K filed on June 22, 2021; and

•	The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on June 11, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

At present, we do not maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act; however, we are in the process of obtaining such insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

EXHIBIT INDEX

Incorporated by Reference

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Certificate of Incorporation of the Registrant, as currently in effect.	DOS	333-251427	2.1	August 19, 2016

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-255955	3.2	May 10, 2021

4.3*	Form of Common Stock certificate of Registrant.

5.1*	Opinion of Olshan Frome Wolosky LLP

23.1*	Consent of Baker Tilly US, LLP

23.2*	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1*	2016 Amended and Restated Stock Incentive Plan

99.2*	2021 Stock Incentive Plan

99.3*	Form of 2019 Option Grants

99.4*	Form of 2021 Option Grants

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 13, 2021.

ALZAMEND NEURO, INC.

By:	/s/ STEPHAN JACKMAN
Stephan Jackman
Chief Executive Officer (Principal Executive Officer)

By:	/s/ LIEN T. ESCALONA
Lien T. Escalona
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephan Jackman and Henry C.W. Nisser, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date
/s/ STEPHAN JACKMAN	Chief Executive Officer (Principal Executive Officer) and Director	July 13, 2021
Stephan Jackman

/s/ LIEN T. ESCALONA	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 13, 2021
Lien T. Escalona

/s/ WILLIAM B. HORNE	Chairman of the Board	July 13, 2021
William B. Horne

/s/ HENRY C.W. NISSER	Director	July 13, 2021
Henry C.W. Nisser

/s/ MARK GUSTAFSON	Director	July 13, 2021
Mark Gustafson

/s/ LYNNE F. MCGRATH	Director	July 13, 2021
Lynne F. McGrath

/s/ JEFFREY ORAM	Director	July 13, 2021
Jeffrey Oram

/s/ ANDREW H. WOO	Director	July 13, 2021
Andrew H. Woo